Exhibit 99.1

InfoSpace Announces First Quarter 2003 Results

BELLEVUE, Wash. (May 1, 2003) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the first quarter ended March 31, 2003.

Revenues for the first quarter of 2003 were $36.6 million, reflecting a $3.5 million (or 10%) increase over the first quarter of 2002. In accordance with Generally Accepted Accounting Principles (GAAP), net loss for the first quarter of 2003 was $1.3 million, or $0.04 per basic share, versus a net loss of $240.5 million, or $7.88 per basic share, in the first quarter of 2002. GAAP net loss in the first quarter of 2003 included a $4.0 million charge for an IRS tax settlement. GAAP net loss for the first quarter of 2002 included a $206.6 million non-cash charge for the cumulative effect of a change in accounting principle.

Cash, cash equivalents, and marketable securities (excluding cash held on behalf of Authorize.Net merchants) at the end of the first quarter of 2003 totaled $283.9 million, reflecting an increase of $10.2 million from the fourth quarter of 2002. The increase in cash, cash equivalents and marketable securities is due to the sale of certain equity investments in the aggregate amount of $7.8 million and cash generated from operations. The Company had no debt obligations as of the end of the quarter.

“We are pleased with our quarterly results,” said Jim Voelker, chairman and chief executive officer of InfoSpace. “We are focused on our customers and improving product and service quality to maximize our long term growth and profitability.”

First Quarter Highlights and Recent Developments

•	Based upon an in-depth and ongoing analysis of InfoSpace’s business, the Company is taking steps to streamline operations and sharpen its strategic focus on its three core businesses: Search and Directory, Authorize.Net payment gateway and Wireless. The Company believes these businesses, which in the first quarter of 2003 generated approximately $32.7 million of revenue, have the greatest potential for long-term growth and profitability. Businesses falling outside of these areas have been consolidated into a single operating unit, called Enterprise Solutions, charged with positioning these businesses for future disposition or exit. In the first quarter of 2003, businesses within this operating unit totaled approximately $3.9 million in revenue.

•	Strengthened the executive management team with the following appointments:

•	Kathleen Rae was appointed president and chief operating officer (COO). Rae was formerly with Ignition Partners, NEXTLINK Communications, Horizon Air and Arthur Andersen.

•	David Rostov was appointed chief financial officer (CFO). Rostov was formerly with Apex Learning, drugstore.com and Nextel International.

•	Brian McManus was appointed executive vice president, search and directory. McManus was formerly with Epoch Internet, OneName and AccessLine.

•	John Foster was appointed senior vice president of corporate development. Foster was formerly with Real Networks and NEXTLINK Communications.

•	Changes to the InfoSpace board of directors:

•	George M. Tronsrue III, chairman and CEO of Monet Mobile Networks, Inc., joined the board.

•	Vanessa Wittman, executive vice president and CFO of Adelphia Communications Corporation, joined the board.

•	Naveen Jain resigned from the board.

•	The Company announced a workforce reduction of approximately 115 positions in early April and expects to record a corresponding restructuring charge of approximately $3.0 million in the second quarter of this year.

Segment Information

•	Wireline revenues were $16.5 million, an increase of $2.0 million from the first quarter of 2002. The revenue increase is due to growth in InfoSpace’s search business. Wireline segment income totaled $9.4 million, or 57% of wireline revenue, for the first quarter of 2003.

•	Merchant revenues were $14.0 million, an increase of $1.9 million from the first quarter of 2002. The revenue increase is primarily a result of the growth in the number of merchants using the Authorize.Net payment gateway services. Merchant segment income totaled $4.5 million, or 32% of merchant revenue, for the first quarter of 2003.

•	Wireless revenues were $6.1 million, a decrease of $0.5 million from the first quarter of 2002. The revenue decrease is a result of the loss of one key customer in 2002 and continued industry price erosion. Wireless segment income totaled $0.5 million, or 8% of wireless revenue, for the first quarter of 2003.

•	As a result of ongoing efforts to sharpen its focus on its core businesses, the Company expects to change its segment reporting on a going forward basis beginning in the second quarter of 2003. The new segments are expected to be: Search and Directory, Authorize.Net payment gateway, Wireless and Enterprise Solutions.

Payroll Tax Audit (2000)

The Company recently reached a settlement agreement with the Internal Revenue Service regarding the audit of our payroll tax returns for the year 2000. The audit included a review of tax withholding on stock options exercised by certain former employees. Pursuant to the settlement agreement, the Company will pay $4.0 million, including interest and penalties, and is relieved of any further withholding tax liability with respect to those certain former employees. In previous statements and filings, the Company had estimated the potential liability as being between zero and $18.6 million plus interest and penalties.

Outlook

As a result of continuing price erosion in the wireless segment, the exiting of certain businesses outside of the Company’s three core businesses, seasonality in Internet usage and weak general economic trends, the Company expects to experience a sequential decline in revenue. For the second quarter of 2003, the Company expects revenue to be between $32 million and $34 million. These trends will also negatively affect net income for the second quarter of 2003. Depending on the outcome of business dispositions and potential further refinements and changes to the Company’s business strategy, the Company may also incur additional restructuring costs in the future. The Company will not be providing additional forward-looking guidance for 2003.

A conference call will be Webcast live today at 2 p.m. Pacific Time/5 p.m. Eastern and can be accessed in the Investor Relations section of the InfoSpace corporate Web site at www.infospaceinc.com. A replay of the call will be available approximately one hour after the call until Friday May 9, 2003 at 4 p.m. Pacific Time.

All information in this release is as of May 1, 2003. InfoSpace undertakes no duty to update any forward-looking statements to actual results or changes in the Company’s expectations.

About InfoSpace, Inc.

InfoSpace, Inc. (NASDAQ: INSP) provides wireless and Internet software and application services. The Company develops software technologies that enable customers to efficiently offer a broad array of network-based services under their own brand to any device. InfoSpace corporate information can be found at www.infospaceinc.com.

CONTACTS:

Adam Whinston

Sr. Manager – Public Relations

(425) 201-8946

adam.whinston@infospace.com

This release contains forward-looking statements relating to the development of InfoSpace, Inc.’s products and services and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements include without limitation statements regarding the expected results of the Company’s strategic plan, the plan to exit non-strategic businesses, the expected restructuring charge for the second quarter of 2003, the expected change in segment reporting and the expected revenue in the second quarter of 2003. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include the progress and costs of the development of our products and services, and the timing and extent of market acceptance of those products and services. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K, in the section entitled “Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

# # #

InfoSpace, Inc.

Consolidated Statements of Operations (A)

(Amounts in thousands, except per share data)

	Three months ended March 31,
	2003	2002
	(unaudited)	(unaudited)

Revenues	$36,600	$33,144
Cost of revenues	8,164	9,663

Gross profit	28,436	23,481

Operating expenses:
Product development	7,282	9,427
Sales, general and administrative	18,288	27,096
Amortization of other intangible assets	1,622	5,914
Other charges (B)	3,956	(50)
Restructuring charges	167	—

Total operating expenses	31,315	42,387

Loss from operations	(2,879)	(18,906)

Gain (loss) on equity investments	413	(16,911)
Other income, net	1,229	2,078

Loss before income tax expense and cumulative effect of change in accounting principle	(1,237)	(33,739)
Income tax expense	(70)	(144)

Loss before cumulative effect of change in accounting principle	(1,307)	(33,883)
Cumulative effect of change in accounting principle	—	(206,619)

Net loss	$(1,307)	$(240,502)

Basic and diluted net loss per share	$(0.04)	$(7.88)
Shares used in computing basic and diluted net loss per share	30,979	30,517

(A)	Effective September 13, 2002, the Company's shareholders approved a one-for-ten reverse stock split of all outstanding shares of common stock, as recommended and approved by the Company's Board of Directors. Accordingly, InfoSpace shareholders received one share of the Company's common stock for each ten shares of common stock held as of the effective date of the reverse split. This split is retroactively applied to prior year share data for calculation of earnings per share.

(B)	The Company recently reached a settlement agreement with the Internal Revenue Service regarding the audit of our payroll tax returns for the year 2000. The audit included a review of tax withholding on stock options exercised by certain former employees. Pursuant to the settlement agreement, the Company will pay $4.0 million including penalties and interest and is relieved of any further withholding tax liability with respect to those certain former employees.

InfoSpace, Inc.

Consolidated Balance Sheets

(Amounts in thousands)

	March 31,	December 31,
	2003	2002
	(unaudited)	(audited)
ASSETS

Current assets:
Cash and cash equivalents	$159,369	$134,156
Short-term investments, available-for-sale	124,007	138,895
Cash held for merchants	4,020	2,516
Accounts receivable, net	21,671	21,027
Payroll tax receivable	13,214	13,214
Other receivables, net	4,824	6,442
Prepaid expenses and other current assets	6,105	2,921

Total current assets	333,210	319,171
Property and equipment, net	23,595	26,252
Long-term investments, available-for-sale	525	651
Other investments	18,682	25,836
Goodwill	97,844	97,844
Other intangible assets, net	9,361	10,983
Other long-term assets	715	659

Total assets	$483,932	$481,396

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,604	$4,688
Funds due to merchants	4,020	2,516
Accrued expenses and other current liabilities	16,893	15,570
Deferred revenue	9,260	9,169

Total current liabilities	34,777	31,943

Long-term liabilities:
Long-term deferred revenue	1,452	1,317

Total liabilities	36,229	33,260

Stockholders' equity:
Common stock	3	3
Additional paid-in capital	1,704,278	1,704,123
Accumulated deficit	(1,257,282)	(1,255,975)
Deferred expense—warrants	—	(39)
Unearned compensation—restricted stock	(162)	(543)
Accumulated other comprehensive income	866	567

Total stockholders' equity	447,703	448,136

Total liabilities and stockholders' equity	$483,932	$481,396

Summary of cash and marketable investments*:
Cash and cash equivalents	$159,369	$134,156
Short-term investments, available-for-sale	124,007	138,895
Long-term investments, available-for-sale	525	651

Total cash and marketable investments	$283,901	$273,702

InfoSpace, Inc.

Consolidated Statements of Cash Flows*

(Amounts in thousands)

	Three months ended March 31,
	2003	2002
	(unaudited)	(unaudited)
Operating Activities:
Net loss	$(1,307)	(240,502)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	5,221	10,744
Warrant and stock-related revenue	(135)	(752)
Warrant expense	39	204
Stock-based compensation expense	(28)	3,543
Bad debt expense (recoveries)	33	(237)
Loss on disposal of assets	31	157
Restructuring charges	167	—
(Gain) loss on equity investments	(413)	16,911
Other charges	(7)	(50)
Cumulative effect of change in accounting principle	—	206,619

Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(756)	(5,441)
Other receivables	1,625	1,184
Prepaid expenses and other current assets	(3,184)	(1,464)
Other long-term assets	(56)	243
Accounts payable	(84)	(2,063)
Funds due to merchants	1,504	384
Accrued expenses	1,784	(183)
Deferred revenue	361	(2,263)

Net cash provided (used) by operating activities	4,795	(12,966)

Investing Activities:
Asset acquisition	(270)	(2,512)
Purchase of intangible assets	—	(100)
Purchases of fixed assets	(973)	(2,389)
Short-term investments	14,645	(33,156)
Long-term investments	126	28,116
Sale of equity investments	7,830	—

Net cash provided (used) by investing activities	21,358	(10,041)

Financing activities:
Proceeds from issuance of ESPP shares	474	549
Proceeds from exercise of options	90	47

Net cash provided by financing activities	564	596

Net increase (decrease) in cash and cash equivalents	26,717	(22,411)
Cash and cash equivalents at beginning of period	136,672	118,561

Cash and cash equivalents at end of period	$163,389	$96,150

*	Cash and cash equivalent amounts include cash held for merchants of $4.0 million at 3/31/03 and $2.0 million at 3/31/02

InfoSpace, Inc

Statements of Operations by Business Unit

(Amounts in thousands)

	Three months ended March 31, 2003
	Wireline	Merchant	Wireless	Corporate	Consolidated
Revenues	$16,480	$14,004	$6,116	$—	$36,600

Operating expenses	7,123	9,536	5,630	7,569 *	29,858
Unallocated depreciation and non-capitalized property, plant and equipment	—	—	—	3,866 **	3,866

Segment income (loss)	9,357	4,468	486	(11,435)	2,876

Income tax expense	—	—	—	(70)	(70)
Other income, net	—	—	—	1,229	1,229
Gain on equity investments	—	—	—	413	413
Amortization of other intangible assets	—	—	—	(1,622)	(1,622)
Restructuring charges				(167)	(167)
Other charges	—	—	—	(3,956)	(3,956)
Restricted stock compensation expense	—	—	—	(10)	(10)

Net income (loss)	$9,357	$4,468	$486	$(15,618)	$(1,307)

*	Unallocated indirect operating expenses include approximately $2.1 million of salaries and benefits, $1.8 million of facilities expense, $1.7 million of professional services and $1.7 million of corporate taxes, licenses and insurance expense

**	Depreciation and non-capitalized property, plant and equipment expenses may be allocated in future periods

	Three months ended March 31, 2002
	Wireline	Merchant	Wireless	Corporate	Consolidated
Revenues	$14,439	$12,125	$6,580	$—	$33,144

Operating expenses	8,322	8,762	10,061	10,031 *	37,176
Unallocated depreciation and non-capitalized property, plant and equipment	—	—	—	5,400 **	5,400

Segment income (loss)	6,117	3,363	(3,481)	(15,431)	(9,432)

Income tax expense	—	—	—	(144)	(144)
Other income, net	—	—	—	2,078	2,078
Loss on equity investments	—	—	—	(16,911)	(16,911)
Amortization of other intangible assets	—	—	—	(5,914)	(5,914)
Other charges	—	—	—	50	50
Restricted stock compensation expense	—	—	—	(3,610)	(3,610)
Cumulative effect of change in accounting principle	—	—	—	(206,619)	(206,619)

Net income (loss)	$6,117	$3,363	$(3,481)	$(246,501)	$(240,502)

*	Unallocated indirect operating expenses include approximately $4.2 million of professional services, $2.2 million of facility expenses, $2.0 million of salaries and benefits and $1.8 million of corporate taxes, licenses and insurance expense

**	Depreciation and non-capitalized property, plant and equipment expenses may be allocated in future periods